SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
                        (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

             Food Court Entertainment Network, Inc.
        (Name of Registrant as Specified In Its Charter)


  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii),14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11./1/
     4) Proposed maximum aggregate value of transaction:
     5) Total Fee Paid:

[ ] Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or Form or Schedule and the date of its filing.
     1) Amount previously paid:
     2) Form, Schedule, or Registration Statement No.:
     3) Filing party:
     4) Date filed:
________________________
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

             FOOD COURT ENTERTAINMENT NETWORK, INC.
                      220 East 42nd Street
                           16th Floor
                    New York, New York  10017



                        October __, 1996

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of Food Court Entertainment Network, Inc. (the "Company") which will be held on November 4, 1996 at 4:00 P.M., at the Company's offices located at 220 East 42nd Street, New York, New York 10017. The official notice of the meeting together with a proxy statement and form of proxy are enclosed. Please give this information your careful attention.

     Stockholders of the Company are being asked to increase the number of authorized shares of Series A Common Stock in order to permit the Company to finance the expansion of its Cafe USA television network. Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to vote by marking the enclosed proxy and returning it promptly.

                              Sincerely,



                              Robert H. Lenz
                              Chairman

             FOOD COURT ENTERTAINMENT NETWORK, INC.
                      220 East 42nd Street
                           16th Floor
                    New York, New York  10017

                      _____________________

            NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   to be held November 4, 1996

                      _____________________


TO OUR STOCKHOLDERS:

     Notice is hereby given that a Special Meeting of Stockholders of FOOD COURT ENTERTAINMENT NETWORK, INC. (the
"Company") will be held on November 4, at 4:00 P.M. (prevailing time), at the Company's offices located at 220 East 42nd Street, New York, New York 10017, for the following purposes;

     1. To amend the Certificate of Incorporation of the Company to (i) increase the number of authorized shares of all classes of stock from 31,250,000 to 206,250,000,
          (ii) increase the number of authorized shares of Common Stock, par value $.01 per share, from 26,250,000 to 201,250,000, and (iii) increase the number of authorized shares of Series A Common Stock from 25,000,000 to 200,000,000 (the "Amendment").

     2. To adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to approve the Amendment.

     3. To transact such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed October 15, 1996 as the record date for the determination of stockholders entitled to vote at the Special Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

October __, 1996         By Order of the Board of Directors,



                              Robert H. Lenz, Chairman

             FOOD COURT ENTERTAINMENT NETWORK, INC.
                      220 East 42nd Street
                           16th Floor
                    New York, New York  10017

                      _____________________

                         PROXY STATEMENT

                      _____________________


     The accompanying proxy is solicited by and on behalf of FOOD COURT ENTERTAINMENT NETWORK, INC. (the "Company") for use at the special meeting ("Special Meeting") of stockholders to be held on November 4, 1996 at 4:00 P.M. (prevailing time) at the Company's offices located at 220 East 42nd Street, New York, New York 10017, and at any postponement or adjournment thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to stockholders is October __, 1996.

     Sending in a signed proxy will not affect the stockholder's right to attend the Special Meeting and vote in person since the proxy is revocable. Any stockholders giving a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of the Company or delivering a later dated proxy at any time before the proxy is exercised.

     The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of the Company without additional compensation. Upon request by record holders of the Company's Series A Common Stock, par value $.01 per share (the "Series A Common Stock"), who are brokers, dealers, banks or voting trustees, or their nominees, the Company will pay the reasonable expenses incurred by such record holders for mailing proxy material to any beneficial owners of Series A Common Stock.

     A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Company's Series A Common Stock and Series B Common Stock, par value $.01 per share ("Series B Common Stock") "FOR" Proposal One to approve the amendment to the Company's Certificate of Incorporation and "FOR" Proposal Two, if necessary, to permit further solicitation of proxies.

     The enclosed proxy confers discretionary authority to vote with respect to any and all of the matters that may come before the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

     The Company is not currently aware of any matters which will be brought before the special meeting (other than procedural matters) which are not referred to in the enclosed notice of the meeting.

     The Company had 3,918,125 shares of Series A Common Stock and 1,126,115 shares of Series B Common Stock issued and outstanding at the close of business on October 15, 1996, the record date (the "Record Date"). The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on a particular matter constitutes a quorum for the purpose of considering such matter. All such shares that are present in person or represented by proxy at the meeting will be counted in determining whether a quorum is present no matter how the shares are voted or whether they abstain from voting or are broker non-votes. Each share of Series A Common Stock outstanding is entitled to one vote and each share of Series B Common Stock is entitled to five votes on each matter which may be brought before the annual meeting. Except as otherwise indicated, Series A and Series B stockholders vote as a single class. Management of the Company holds 629,534 shares of Series B Common Stock and approximately 39.70% of the combined voting power in the Company.

     Adoption of Proposal One requires the affirmative vote of a majority of the outstanding stock entitled to vote on the matter.

Adoption of Proposal Two requires the affirmative vote of a majority of the votes present, in person or by proxy, at the meeting and entitled to vote.

     Under the Delaware General Corporation Law, an abstention, a broker non-vote or withholding authority to vote on any proposal other than the election of directors will have the same legal effect as an "against" vote.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 30, 1996, the ownership of the Company's Common Stock by (i) each person who is known by the Company to own, of record or beneficially, more than five percent of the Company's Series A Common Stock or Series B Common Stock, (ii) each of the Company's Directors and Executive Officers, and (iii) all Directors and Executive Officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. The following table does not reflect shares which may be acquired pursuant to options to be granted under the Company's proposed Director Stock Option Plan.


         Number of
                                        Shares of      Percentage
of        Shares of      Percentage of
                                        Series A          Series
A          Series B         Series B
                                      Common Stock      Common
Stock       Common Stock    Common Stock
                                      Beneficially
Beneficially       Beneficially    Beneficially    Voting
              Name(1)                   Owned(2)           Owned
        Owned(2)(3)(4)    Owned(5)      Control
              -------                 ------------
-------------       ------------    -------------   --------
Robert H. Lenz. . . . . . . . . . .    1,008,598(6)       20.58
          440,748(7)         39.14        27.46%
Stephen G. Bowen. . . . . . . . . .      249,045(8)        5.99
          206,545(9)         18.34        11.23
Jeffrey Steinberg . . . . . . . . .      188,786(10)       4.60
          188,786(9)         16.76         9.89
Joseph Mercaldo . . . . . . . . . .      188,786(10)       4.60
          188,786(9)         16.76         9.89
Harvey S. Wilson. . . . . . . . . .      104,026(11)       2.59
           90,000(12)         7.99         4.85
Gary Penisten . . . . . . . . . . .       60,000(13)       1.51
              -0-              -0-           *
Howard W. Phillips. . . . . . . . .       93,488(14)       2.33
              -0-              -0-           *
Robert S. Wussler . . . . . . . . .       60,000(13)       1.51
              -0-              -0-           *
Benjamin Frank  . . . . . . . . . .       45,000(15)       1.14
              -0-              -0-           *
E. Donald Shapiro . . . . . . . . .       53,000(16)       1.33
              -0-              -0-           *
John J. McMenamin . . . . . . . . .       30,000(17)         *
              -0-              -0-           *
Steven J. Heyer . . . . . . . . . .       30,000(17)         *
              -0-              -0-           *
Darren M. Sardoff . . . . . . . . .       85,000(18)       2.12
              -0-              -0-           *
James Perkins . . . . . . . . . . .       25,000(19)         *
              -0-              -0-           *
All Officers and Directors
  as a Group (11 persons) . . . . .    1,678,872(20)       30.13%
          629,534            55.90%       39.70%
____________

*    Denotes less than 1%

(1) Except as otherwise indicated, the address of all of the named individuals is c/o Food Court Entertainment Network, Inc., 220 East 42nd Street, New York, New York 10017.

(2) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children or the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options, warrants or convertible securities within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities.

(3) Certain holders of Series B Common Stock have placed a portion of their shares of Series B Common Stock in escrow and may vote such shares but not transfer them as of this time ("Escrow Shares").

(4) Each share of Series B Common Stock is entitled to five votes per share, is convertible into one share of Series A Common Stock at the option of the holder, and will automatically convert into an equivalent number of shares of Series A Common Stock upon the sale or transfer by the record holder to any person other than another holder of Series B Common Shares.

(5) Excludes 20,135 shares of Series B Common Stock held in treasury.

(6)  Includes warrants to purchase 542,850 shares of Series A
     Common Stock and 440,748 shares of Series A Common Stock which may be acquired upon the conversion of Series B Common
     Stock.

(7)  Includes 241,180 Escrow Shares.

(8)  Includes warrants to purchase 30,000 shares of Series A
     Common Stock and 206,545 shares of Series A Common Stock which may be acquired upon the conversion of Series B Common
     Stock.

(9)  Includes 106,545 Escrow Shares.

(10) Represents 188,786 shares of Series A Common Stock which may be acquired upon the conversion of Series B Common Stock.

(11) Includes warrants to purchase 14,026 shares of Series A
     Common Stock and 90,000 shares of Series A Common Stock which may be acquired upon the conversion of Series B Common
     Stock.

(12) Includes 75,300 Escrow Shares.

(13) Represents 60,000 shares of Series A Common Stock which may be acquired upon the exercise of currently exercisable options. Does not include 60,000 shares of shares of Series A Common Stock underlying unvested options.

(14) Represents 93,488 shares of Series A Common Stock which may be acquired upon the exercise of currently exercisable options and warrants. Does not include 154,560 shares of Series A Common Stock which may be acquired upon exercise of a unit purchase option not exercisable until October, 1998. Does not include 60,000 shares of Series A Common Stock underlying unvested options.

(15) Represents 45,000 shares of Series A Common Stock which may be acquired upon the exercise of currently exercisable options. Does not include 60,000 shares of shares of Series A Common Stock underlying unvested options.

(16) Includes 53,000 shares of Series A Common Stock which may be acquired upon the exercise of currently exercisable options and warrants. Does not include 60,000 shares of Series A
     Common Stock underlying unvested options.

(17) Represents 30,000 shares of Series A Common Stock which may be acquired upon the exercise of currently exercisable options. Does not include 60,000 shares of Series A Common Stock underlying unvested options. Does not include 125,000 shares of Series A Common Stock owned by Turner Private Network, Inc. or 125,000 additional shares of Series A Common Stock which the Company has agreed to issue to Turner Private Network, Inc.

(18) Represents 85,000 shares of Series A Common Stock which may be acquired upon the exercise of currently exercisable options. Does not include 15,000 shares of Series A Common
     Stock underlying unvested stock options.

(19) Represents 25,000 shares of Series A Common Stock which may be acquired upon the exercise of currently exercisable options. Does not include 175,000 shares of Series A Common
     Stock underlying unvested stock options.

(20) Includes 1,024,338 shares of Series A Common Stock which may be acquired upon the exercise of currently exercisable options and warrants and 629,534 shares of Series A Common Stock which may be acquired upon conversion of Series B Common Stock.

     Pursuant to an agreement dated April 15, 1996, the Company agreed to issue 250,000 shares of Series A Common Stock to Turner Private Network, Inc. ("Turner"), of which 125,000 shares are owned by Turner as of the date of this Proxy Statement. The remaining 125,000 shares will be issued to Turner upon completion of production and delivery of six months of programming to Food Court by Turner.

                          PROPOSAL ONE
            AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Board of Directors of the Company has approved an amendment to Article FOURTH of the Company's Certificate of Incorporation which, if adopted, would (i) increase the number of authorized shares of all classes of stock from 31,250,000 to 206,250,000, (ii) increase the number of authorized shares of Common Stock, par value $.01 per share, from 26,250,000 to 201,250,000, and (iii) increase the number of authorized shares of Series A Common Stock from 25,000,000 to 200,000,000. The Board of Directors recommends that stockholders approve this amendment.

     At October 15, 1996, there were 3,918,125 shares of Series A
Common Stock, 1,126,115 shares of Series B Common Stock and no shares of preferred stock issued and outstanding.

     The Board of Directors recommends approval of Proposal One because the Board believes it is necessary to increase the number of authorized shares of Series A Common Stock to ensure that a sufficient number of shares will be available for various corporate programs and purposes. The Company is a development stage company which is engaged primarily in the development of the Cafe USA network. The Company has realized only minimal revenues and incurred substantial losses since its inception. Since the Company expects to continue to receive only minimal revenues and to incur losses in the foreseeable future, the Company will continue to be dependent entirely upon external sources of financing to fund current operations and to complete the Company's plans to expand the Cafe USA network. In order to obtain additional financing, the Board of Directors of the Company may elect to offer and sell shares of Series A Common Stock or securities convertible into shares of Series A Common Stock in one or more private placements and/or public offerings. In addition, the Company may from time to time consider acquisitions, stock dividends or stock splits which may involve the issuance of additional shares of Series A Common Stock.

     The Company presently plans to offer and sell units ("Units") for cash for gross proceeds of $3 million to $9 million in a private placement which is expected to be completed in the fourth quarter of 1996. The number and price of the Units to be sold will depend on the market price of the Company's outstanding Units during a fixed period prior to the completion of the private placement. Each Unit will consist of one share of Series A Common Stock, one Class A Warrant and one Class B Warrant. The holder of each Class A Warrant will be entitled, upon payment of the exercise price of $6.00, to purchase one share of Series A Common Stock and one Class B Warrant. The holder of each Class B Warrant will be entitled, upon payment of the exercise price of $8.00, to purchase one share of Series A Common Stock. The Company expects to engage a selling agent on a "best efforts" basis to assist the Company with the private placement. As of the date hereof, the Company has not entered into a definitive agreement with a selling agent.

     If Proposal One is approved, the Board of Directors will not solicit stockholder approval to issue additional shares of Common Stock, except to the extent that such approval may be required by law or the rules of the National Association of Securities Dealers, Inc. and such shares may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine.

     Although the Board of Directors presently intends to employ the additional shares of Common Stock solely for the purposes set forth above, such shares could be used by the Board of Directors to dilute the stock ownership of persons seeking to obtain control of the Company, thereby possibly discouraging or deterring a nonnegotiated attempt to obtain control of the Company and making removal of incumbent management more difficult. Proposal One, however, is not a result of, nor does the Board of Directors have knowledge of, any effort to accumulate the capital stock of the Company or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to the Board of Directors or otherwise.

     The proposed amendment of the Certificate of Incorporation will consist of a revision of Article FOURTH of the Certificate of Incorporation to provide as follows:

          "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 206,250,000 shares, consisting of 5,000,000 shares of Preferred Stock (the "Preferred Stock"), par value $.01 per share, as more fully described in Section A below and 201,250,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), consisting of 200,000,000 shares of Series A Common Stock and 1,250,000 shares of Series B Common Stock, as more fully described in Section B below."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS AMENDMENT.

The affirmative vote of a majority of the outstanding stock entitled to vote is required to approve this amendment. An abstention, a broker non-vote or withholding authority to vote will have the same legal effect as an "against" vote.

                          PROPOSAL TWO
                 ADJOURNMENT OF SPECIAL MEETING

     In the event there are not sufficient votes to constitute a quorum or approve Proposal One at the time of the Special Meeting, Proposal One could not be approved unless the Special Meeting were adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by the Company at the time of the Special Meeting to be voted for such adjournment, if necessary, the Company has submitted the question of adjournment under such circumstances to its stockholders as a separate matter for their consideration. A majority of the shares represented and voting at the Special Meeting is required in order to approve any such adjournment.
The Board of Directors of the Company recommends that stockholders vote their proxies in favor of such adjournment so that their proxies may be used for such purposes in the event it should become necessary. Properly executed proxies will be voted in favor of any such adjournment unless otherwise indicated thereon. If it is necessary to adjourn the Special Meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the Special Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES. The affirmative vote of a majority of all votes present, in person or by proxy, at the meeting and entitled to vote is required to approve adjournment. An abstention, a broker non-vote or withholding authority to vote will have the same legal effect as an "against" vote.

                          OTHER MATTERS

     As of the date hereof, the Company knows of no other business that will be presented for consideration at the Special Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that the Company's Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rule 14a-8 under the Exchange Act, as amended; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

     EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1995 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST THEREFOR TO FOOD COURT ENTERTAINMENT NETWORK, INC., 220 EAST 42ND STREET, NEW YORK, NEW YORK 10017,
ATTENTION:  DARREN M. SARDOFF, CHIEF FINANCIAL OFFICER.

                              By Order of the Board of Directors,


                              Robert H. Lenz, Chairman

                              PROXY

             FOOD COURT ENTERTAINMENT NETWORK, INC.

            Proxy for Special Meeting of Stockholders
                        November 4, 1996
          Solicited on behalf of the Board of Directors


     The undersigned hereby constitutes and appoints James Perkins and Darren M. Sardoff and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Special Meeting of Stockholders of Food Court Entertainment Network, Inc. (the "Company"), to be held on the 4th day of November, 1996, and at any postponement or adjournment thereof, and to vote all of the shares of Series A Common Stock and Series B Common Stock of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs that this proxy be voted as follows:

          Please mark your votes as in this example.  X

     1. To approve amendments to the Company's Certificate of Incorporation, as more fully described in the accompanying proxy statement.

               / / FOR       / / AGAINST       / / ABSTAIN

     2. To adjourn the Special Meeting, if necessary, to permit further solicitation of proxies.

               / / FOR       / / AGAINST       / / ABSTAIN

     3. To transact such other business as may properly come before this meeting or any postponement or adjournment thereof.

     This proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated, the persons named herein intend to vote to approve proposal 1 and 2.

     THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR
SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT
ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY.
DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN
MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

DATE:                      , 1996.
     (Please date this Proxy)

Signature(s)

It would be helpful if you signed your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

     PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN
THE ENCLOSED, POSTAGE-PAID ENVELOPE.